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                                AMENDMENT NO. 2
                                     to the
                          CIGNA CORPORATION STOCK PLAN


                 WHEREAS, the Board of Directors has retained the right to amend the CIGNA Corporation Stock Plan (the "Plan") pursuant to
         Article 7 thereof; and

                 WHEREAS, the Board of Directors, by resolution dated February 23, 1994, approved certain amendments to the Plan in order to permit current payment of dividends on shares of restricted stock and to eliminate the automatic lapse of restrictions on restricted stock at retirement;

                 NOW THEREFORE, the Plan is hereby amended, effective as of February 23, 1994, as follows:


         1. Section 3.5(b) of Article 3 is amended in its entirety to read as follows:

         (b) The Common Stock awarded by a Grant shall be issued by the Company as of the date of the Grant. During the Restricted Period, the Participant shall be entitled to vote the shares. Shares issued as a consequence of stock dividends, splits or reclassifications shall be issued subject to the same limitations, restrictions and provisions applicable to the Common Stock with respect to which they are issued.


         2. Section 3.5(c) of Article 3 is amended in its entirety to read as follows:

         (c) In the event of Termination of Employment of a Participant during a Restricted Period, except Termination Upon a Change of Control or termination by reason of death or Disability, ownership of the Common Stock subject to any Restricted Period at the date of Termination of Employment and all rights therein shall be forfeited to the Company, unless otherwise expressly provided by the Committee. In the event of Termination of Employment by reason of Retirement of a Participant during a Restricted Period, the Committee or its designee in the sole discretion of either may provide, before the Participant's Retirement,



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             that the Restricted Period applicable to any outstanding Grant at the date of Retirement shall lapse immediately upon the Participant's Retirement.


         3. Section 3.5(d) of Article 3 is amended in its entirety to read as follows:

         (d) In the event of Termination Upon a Change of Control or Termination of Employment by reason of death or Disability of a Participant during a Restricted Period, the Restricted Period applicable to any outstanding Grant at the date of Termination of Employment shall lapse immediately.


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